Exhibit 99.1
Joint Filing Agreement
Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

U.S. RENAL CARE, INC.
By:	/s/ Thomas L. Weinberg
	Name:	Thomas L. Weinberg
	Title:	Senior Vice President and General Counsel

URCHIN MERGER SUB, INC.
By:	/s/ Thomas L. Weinberg
	Name:	Thomas L. Weinberg
	Title:	Vice President

Dated: April 23, 2010